                                                                    EXHIBIT 10.3


                               DATED MARCH 13, 1998

                          PEPTIDE THERAPEUTICS LIMITED

                                       and

                                 PEPTIMMUNE INC.

                            COLLABORATION AGREEMENT


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                                        1


THIS AGREEMENT is made on March 13, 1998

BETWEEN:

(1) PEPTIDE THERAPEUTICS LIMITED, a company incorporated in England and Wales (registered no.2774777), whose registered office is at 321 Cambridge Science Park, Milton Road, Cambridge CB4 4WG ("PT"); and

(2) PEPTIMMUNE INC., a company incorporated in Delaware whose registered office is at 840 Memorial Drive, Cambridge, MA 02139-3771 USA ("PI"), together referred to as "the Parties".

WHEREAS:

(A) PT has developed the RAPiD(TM) (Rational Approach to Protease Inhibitor Design) technology to enable the RAPiD development of protease inhibitors;

(B) PI has determined that inhibition of Cathepsin S is a suitable way to suppress the class II MHC-associated immune response in mammals. Inhibition of Cathepsin S is therefore considered an appropriate method for the treatment of autoimmune diseases, allergic responses and organ transplant or tissue graft rejection. A patent application in this field has been submitted by the Massachusetts Institute of Technology ("MIT"). PI is the exclusive licensee under an Agreement with MIT dated May 5, 1997, and as amended March 13,1998, a copy of which is attached at
      Schedule 3 (the "MIT Agreement"). []*

(C) PT and PI have agreed to establish a collaboration to use RAPiD(TM) to develop inhibitors for Cathepsin S and to commercialise these inhibitors.

THIS AGREEMENT WITNESSES as follows:

1.   INTERPRETATION

1.1. In this Agreement:

      "Affiliate"            means any company or other entity which directly or
                             indirectly owns, is owned by or is under common ownership with a Party to this Agreement to the extent of at least fifty percent (50%) of the equity (or such lesser percentage which is the maximum allowed to be owned by a foreign corporation in a


----------

* This portion of the Exhibit has been omitted pursuant to a request for Confidential Treatment under Rule 406 of the Securities Act of 1933, as amended. The Complete Exhibit, including the portions for which confidential treatment has been requested, has been filed separately with the Securities and Exchange Commission.

                             particular jurisdiction) having the power to vote on or direct the affairs of the entity and any person, firm, company or other entity actually controlled by, controlling or under common control with a Party to this Agreement.

      "Effective Date"       means the date of execution of this Agreement.

      "Field" means Cathepsin S inhibitors for use in the treatment of autoimmune and allergic diseases and to prevent organ transplant and tissue graft rejection.

      "Intellectual          means patents, patent applications, trade marks,
       Property"             service marks, registered designs, applications for
                             any of the foregoing; trade and business names, unregistered trade marks and service marks, copyrights, rights in designs, Inventions, rights under licences, consents, orders, statutes or otherwise howsoever in relation to any such rights, and rights of the same or similar effect or nature, in any part of the world.

      "Invention"            means innovative patentable subject matter and
                             shall include both subject matter capable of such exploitation under intellectual property rights and subject matter capable of such exploitation by reasons of its confidential nature and, without prejudice to the generality of the foregoing, the said expression shall include computer software, biological material and plant varieties.

      "Inventors"            means persons who devise Inventions and shall
                             include both authors of computer software and authors of any copyright material relevant to an Invention.

      "Know-How"             means all non-patentable technical and scientific
                             information necessary or useful in practising PI
                             Rights or PT Rights not at present in the public
                             domain held in any form (including, without
                             limitation, that comprised in or derived from
                             drawings, data, formulae, specifications, notes,
                             chemical compounds, computer software, component
                             lists, instructions, manuals, technical brochures,
                             catalogues and process descriptions).
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                                        3

      "PI Rights"            all rights in any Intellectual Property or
                             Know-how owned or controlled by or at the free disposal of PI, other than the MIT Agreement, or any Affiliate of PI at the date of this Agreement which relate to Cathepsin S and the Project.

      "Project"              means the programme of research and development to
                             be carried out by PT and PI as more particularly described in the Work Programme.

      "Project Rights"       means rights in any Inventions, Intellectual
                             Property or Know How within the Field arising from the Project or work done on or in connection with the Project. For avoidance of doubt, Project Rights shall not include PT Rights or PI Rights.

      "PT Rights"            all rights in any Intellectual Property or Know-how
                             owned or controlled by or at the free disposal of PT or any Affiliate of PT at the date of this Agreement and relating to RAPiD(TM) and its associated technologies which relate to the Project.

      "Revenue"              means all consideration actually received net of
                             any and all royalties, milestone, licence fee and other similar payments for patent and or intellectual property use rights necessary to the commercialisation of the Project Rights payable to third parties, who are not Affiliates, by either or both of the Parties from third parties which result from the commercialisation of the Project Rights
                             (including without limitation development funds, payments for options for licences, paid up licences, stage payments under licences, milestone payments and royalties). The payment of consideration in the form of anything other than cash payments shall only be permitted with the express written consent of both Parties unless one of the Parties is no longer a Party to this Agreement.

      "Work Programme"       means the programme of work as set out at Schedule
                             1.


 1.2. In this Agreement, a statutory provision includes a reference to:

      1.2.1 (a) the statutory provision as modified or re-enacted or both from time to
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                                        4

            time before the date of this Agreement; and

            (b) any subordinate legislation made under the statutory provision before the date of this Agreement;

      1.2.2 persons includes a reference to any body corporate, unincorporated association or partnership;

      1.2.3 a person includes a reference to that person's legal personal representatives, successors and permitted assigns;

      1.2.4 a Clause or Schedule, unless the context otherwise requires, is a reference to a clause of or schedule to this Agreement and the Schedules shall form an integral part of this Agreement;

 1.3. The headings in this Agreement shall not affect the interpretation of this Agreement.

 2.   THE PROJECT

 2.1. The Parties shall diligently carry out the Project and shall procure that the Project is carried out by suitably qualified staff.

 2.2. Neither Party shall sub-contract any work on the Project without the prior written consent of the other Party. As at the Effective Date, it is agreed that PI will subcontract all animal studies necessary to establish biological proof-of-principle as identified in Clause 2.5.

 2.3. PT and PI shall set up a Project Management Team. This team will consist of both scientific and commercial representatives of both PT and PI. The role of the Project Management Team shall be to co-ordinate the collaboration and to manage the day-to-day running of the Project. The Project Management Team shall not go beyond the limits of the Project as set out in this Agreement and shall have no authority to bind the Parties with respect to any obligations to third parties nor to incur any costs beyond those contained in budgets approved by the Parties without the prior written agreement of the Parties.

 2.4. Within one month of the Effective Date the Project Management Team shall meet and shall agree to the major milestones of the Project together with the time limits and budgets for achievement of these milestones. If the Parties are unable to reach such agreement within 30 days then the Agreement shall terminate.

 2.5. The Project will aim to illustrate []*

 2.6. PT and PI shall each provide research reports to each other on a monthly basis. These reports shall detail progress made in the Project in the previous month. The Project Management Team shall meet at least every three months to review progress of the Project and to determine strategy for the development of the Project.

 2.7. Each Party shall bear its own costs for its part in the Project. Each Party shall keep account of its costs on the basis defined at Schedule 2 hereto and shall produce an accounting on a quarterly basis. It is the intent of the Parties that each Party shall bear approximately 50% of the costs of the Project.

 2.8. For the avoidance of doubt, all persons employed or appointed as subcontractors or agents by either Party on the Project, shall remain the sole responsibility of that Party and that Party shall remain liable for the payment of the salaries and fees (and all taxation and other contributions payable thereon) of such persons.

 2.9. Neither Party shall work on the development of inhibitors of Cathepsin S in collaboration with or at the request of or on behalf of any third party until termination of this Agreement.

 3.   TERMINATION

 3.1. Either Party (the "Initiating Party") may terminate this Agreement with immediate effect by notice in writing to the other Party (the "Defaulting Party") on or at any time after the occurrence of any of the events specified in Clause 3.2 in relation to the Defaulting Party.



----------

* This portion of the Exhibit has been omitted pursuant to a request for Confidential Treatment under Rule 406 of the Securities Act of 1933, as amended. The Complete Exhibit, including the portions for which confidential treatment has been requested, has been filed separately with the Securities and Exchange Commission.

 3.2. The events are:

      3.2.1 a material breach by the Defaulting Party of any of its material obligations under this Agreement which (if the breach is capable of remedy) the Defaulting Party has failed to remedy within 120 days after receipt of notice in writing from the Initiating Party identifying the breach and requiring the Defaulting Party to remedy the breach; or

      3.2.2 the passing by the Defaulting Party of a resolution (or similar) for its winding-up or the making by a court of competent jurisdiction of an order (or similar) for the winding-up of the Defaulting Party or the dissolution of the Defaulting Party (other than for the purposes of corporate restructuring); or

      3.2.3 the making of an administration order (or similar) in relation to the Defaulting Party or the appointment of a receiver (or similar officer) over, or the taking of possession or sale by an encumbrancer of, any of the Defaulting Party's assets; or

      3.2.4 the Defaulting Party making an arrangement or composition with its creditors generally or making an application to a court of competent jurisdiction for protection from its creditors generally; or

      3.2.5 the Defaulting Party ceasing, or threatening to cease, to carry on all or substantially all of its business activities.

 4.   CONSEQUENCES OF TERMINATION

 4.1. All rights and obligations of the Parties shall cease to have effect immediately upon termination of this Agreement except that termination shall not affect:

      4.1.1 the accrued rights and obligations of the Parties at the date of termination; and

      4.1.2 the continued existence and validity of the rights and obligations of the Parties under Clauses 4.3, 4.4, 4.5, 6.1, 6.2, 6.5, 6.6, 6.9,
            6.14, and 7 and the provisions set out in Schedule 1 and any provisions of this Agreement necessary for the interpretation or enforcement of this Agreement and if termination of this Agreement is pursuant to Clause 3.2 above then the Party not in breach shall be free to continue the Project alone or with a third party and the Defaulting Party shall automatically assign its rights in the Project Rights to the other Party at no cost and shall grant to the other Party perpetual, royalty free, non-exclusive licences (with rights to sub-license) to PI Rights (where PI is the Defaulting Party) or to PT Rights (where PT is the Defaulting Party).

 4.2. If the Parties agree that the objectives of the Project cannot be met within the agreed timescale referred to in Clause 2.5 of this Agreement or the objectives of the Project have not been met within 24 months of the Effective Date then this Agreement shall immediately terminate.

      4.2.1 PT shall own all PT Rights and Project Rights which are improvements to or extensions of RAPiD including compound libraries.

      4.2.2 PI shall own all PI Rights and Project Rights which are improvements to or extensions of PI Rights.

      4.2.3 Any Inventions and Intellectual Property related to pharmacophores, compounds and inhibitors of Cathepsin S generated as a result of the Project shall be jointly assigned to PT and PI pursuant to Clause 6.

 4.3. In the event of the termination of this Agreement, other than pursuant to Clause 2.4 or 4.2, then the Defaulting Party shall receive a percentage share of any Revenue generated by the other Party such a share being calculated on the following basis:

      4.3.1 If the Agreement is terminated prior to the first anniversary of the Effective Date, then the Defaulting Party's share shall be []*

      4.3.2 If the Agreement is terminated after the first anniversary of the Effective Date but before any Cathepsin S inhibitors undergo toxicology studies then the Defaulting Party's share shall be []*

      4.3.3 if the Agreement is terminated after one or more Cathepsin S inhibitors has entered toxicology studies but before approval to begin human clinical studies then the Defaulting Party's share shall be []*

      4.3.4 if the Agreement is terminated after one or more Cathepsin S inhibitors receives approval to begin human clinical studies then the Defaulting Party's share shall be []*

      The Defaulting Party will continue to receive such a Revenue share for the period of []*

 4.4. []*


----------

* This portion of the Exhibit has been omitted pursuant to a request for Confidential Treatment under Rule 406 of the Securities Act of 1933, as amended. The Complete Exhibit, including the portions for which confidential treatment has been requested, has been filed separately with the Securities and Exchange Commission.

      []*

 4.5 In the case of PT being the Defaulting Party, PT agrees not compete with PI in the Field for a period of one (1) year following the termination of the Agreement.


 5.   WARRANTIES AND UNDERTAKINGS

 5.1. PI hereby represents, warrants and undertakes to PT that:

      5.1.1 All of PI's employees are subject to strict confidentiality obligations and all discoveries, Inventions and Intellectual Property made by employees during the course of his/her employment by PI are owned absolutely by PI;

      5.1.2 The terms of all contracts for the provision of services to PI by independent contractors contain provisions whereby the contractor is subject to strict confidentiality obligations and all discoveries, Inventions and Intellectual Property in the Field made by the independent contractor in performing the service contracted for are owned absolutely by PI []*;

      5.1.3 PI shall, at the Effective Date, have obtained all necessary consents and permissions from MIT as may be required under the MIT Agreement in order for PI to be able to enter into and perform its obligations under this Agreement and sub-license PI Rights to PT and to any third parties;

      5.1.4 at the Effective Date PI is not aware of any royalties or other payments which are or may become payable to third parties in respect of the PI Rights with the exception of the MIT Agreement.

 5.2. PT hereby represents, warrants and undertakes to PI that:

      5.2.1 the employment contracts of all of PI's employees contain provisions whereby the employee is subject to strict confidentiality obligations and all discoveries, Inventions and Intellectual Property made by the employee during the course of his/her employment by PT are owned absolutely by PT;

      5.2.2 the terms of all contracts for the provision of services to PT by


----------

* This portion of the Exhibit has been omitted pursuant to a request for Confidential Treatment under Rule 406 of the Securities Act of 1933, as amended. The Complete Exhibit, including the portions for which confidential treatment has been requested, has been filed separately with the Securities and Exchange Commission.

            independent contractors contain provisions whereby the contractor is subject to strict confidentiality obligations and all discoveries, Inventions and Intellectual Property in the Field made by the independent contractor in performing the service contracted for are owned absolutely by PT;

      5.2.3 PT owns full legal and beneficial title to the PT Rights;

      5.2.4 at the Effective Date PT is not aware of any royalties or other payments which are or may become payable to third parties in respect of the PT Rights.

 5.3. Each Party warrants and represents that:

      5.3.1 it has all necessary permissions, consents and licences to carry out the Project as detailed in the Work Programme;

      5.3.2 it shall ensure that it will be ready and able to undertake the Project within 1 (one) month of the date hereof.

 6.   INTELLECTUAL PROPERTY

 6.1. PT shall retain ownership of the PT Rights.

 6.2. PI shall retain ownership of the PI Rights

 6.3. Should any new biological targets outside the Field be generated as a result of the Project, PI shall be the owner of all rights pertaining to such targets. PT shall have a 90-day right of proposal and negotiation to propose a research and development project for such target, such negotiation period to occur immediately after the date PT is notified that the target has been identified. If PT and PI have not entered into a written agreement for such proposed project at the end of such 90-day period, then PT shall have no further rights in respect of such target, and PI shall proceed as it sees fit; provided, however, that for the 180-day period following such 90-day period, PI shall not enter into an agreement in respect of such target on terms less favourable to PI than those last offered to PI by PT during such 90-day period.

 6.4. Each Party hereby grants to the other Party a non-exclusive, royalty-free licence (or sub-licence where appropriate and with the approval of the head licensee if required) for so long as this Agreement remains in force and has not been terminated (but not thereafter) to use such of the PT or PI Rights or sub-licence rights in the Field to the MIT Agreement as are necessary for the sole purpose of carrying out the Project.

 6.5. All Project Rights shall be jointly owned by PT and PI (except as otherwise specifically provided for in this agreement) and the Parties shall not disclose the same and shall procure that the Inventors under their respective control do not disclose the same to any third party except with the other Party's prior written consent. Each Party shall (and shall procure that those of its employees and others under its control engaged on the Project shall if requested) transfer or assign such Project Rights to the other Party.

 6.6 All Intellectual Property and Know How resulting from the Project outside of the Field shall be owned as follows:

      6.6.1 Any new biological targets (other than Cathepsin S) shall be owned by PI;

      6.6.2 Any Invention or improvements relating to RAPiD and compound libraries shall be owned by PT;

      6.6.3 Any other Intellectual Property shall be jointly owned. Each Party hereby grants to the other a perpetual, royalty-free, worldwide licence (with right to sub-license) to use as it sees fit the Project Rights that continue to be jointly owned.

 6.7 Each Party shall ensure that the other Party is promptly informed of all Inventions arising from the Project or work done on or in connection with the Project and shall also ensure that nothing is done by anyone under its control to prejudice the grant in the United Kingdom, the United States of America or any other part of the world of any patent or other protection in respect of any Invention arising from the Project or work done on or in connection with the Project.

 6.8 In the event of a person other than an employee of a Party being employed on the Project that Party shall before such person is permitted to work on the Project obtain the signature of that person to an undertaking covering
      (a) nondisclosure of Confidential Information and (b) the ownership of rights in Inventions, Intellectual Property and Know How arising from the Project each in terms as if the person were a Party to this Agreement []*

 6.9 In order to facilitate the exploiting of any Invention arising from the Project as effectively as possible each Party shall, and shall use all reasonable endeavours to procure that the Inventors shall, from time to time supply the other Party and its nominees (including licensees) with any drawings, models, designs, technical data, computer software, information, Know-How, biological material, or plant varieties in their possession relating to the Invention.

 6.10 The Parties will file any applications for patents covering jointly-owned Project Rights in the joint names of both Parties. The cost of prosecution of these patent applications and of maintenance and protection of any patents granted,


----------

* This portion of the Exhibit has been omitted pursuant to a request for Confidential Treatment under Rule 406 of the Securities Act of 1933, as amended. The Complete Exhibit, including the portions for which confidential treatment has been requested, has been filed separately with the Securities and Exchange Commission.

      as a result of these applications, shall be shared equally between PT and PI. []*

 6.11 For the avoidance of doubt, the Parties anticipate that the commercialisation of Cathepsin S inhibitors developed during or in connection with the Project will be through the licensing of such inhibitors to a major pharmaceutical company. On such a commercialisation PT and PI shall each grant the licensee or sub-licensee such licences and sub-licences to PT Rights, PI Rights and the MIT Agreement as necessary to develop Cathepsin S inhibitors developed during or in connection with the Project.

 6.12 All money received by either Party from a third party in respect of Project Rights shall first be used to pay for any royalty or other payments due to the owners of intellectual property rights licensed by one of the Parties and necessary to commercialisation of the Project Rights. All money received by either Party from such a third Party shall then be used to reimburse each of the Parties, on a pro rata basis, for costs incurred in the Project in accordance with Clause 2.7. Thereafter, PT and PI shall share equally all Revenue after the payment of any continuing royalties or other payments as described in the first sentence of this Clause 6.12, which shall be shared equally by the Parties.

 6.13 In the event that a bona fide offer is made to the Parties in relation to the commercialisation of Cathepsin S inhibitors developed during or in connection with the Project and the Parties cannot agree on whether to accept such an offer then the Party which is unwilling to accept the offer (the "Refusing Party") shall be obliged to pay the Party which is willing to accept the offer (the "Accepting Party") the sum of 50% (fifty percent) of the total written and irrevocable offer made by a third party (such an offer to be a transaction at arms length) in order to purchase the Refusing Party's rights in the Project Rights.

 6.14 Infringement of Patents of Third Parties

      (a) PI shall defend any suit, action or proceeding brought against itself or PT alleging the infringement or misappropriation of any patent or any other proprietary right of a third party by reason of the use of the PI Rights in the Project. PT shall give PI prompt written notice of the commencement of any such suit, action or proceeding or any claim of infringement against PT and will furnish to PI a copy of each communication relating to the alleged infringement and shall give to PI all authority (including the right to exclusive control of the defense and settlement of any such suit, action or proceeding), information and assistance necessary to defend or settle any such suit, action or proceeding. PI shall keep PT advised as to, and consult with PT from time to time in respect of, all material developments with respect to such suit, action or proceeding or any settlement negotiations in connection therewith. PI shall pay (i) all expenses (including reasonable attorneys' fees) incurred in connection with any such suit,


----------

* This portion of the Exhibit has been omitted pursuant to a request for Confidential Treatment under Rule 406 of the Securities Act of 1933, as amended. The Complete Exhibit, including the portions for which confidential treatment has been requested, has been filed separately with the Securities and Exchange Commission.

      action or proceeding and (ii) any actual damages and costs finally awarded against the infringing party as the result of any such suit, action or proceeding, or the amount payable in any settlement of any such suit, action or proceeding to the extent either arise from the PI Rights. In no event shall PI be required to pay to PT any indirect, special, incidental or consequential damages of any kind as a result of or in connection with any such suit, action or proceeding or the settlement thereof. For purposes of this Clause 6.14(a), PI rights shall include any Project Rights assigned exclusively to PI.

      (b) PT shall defend any suit, action or proceeding brought against itself or PI alleging the infringement or misappropriation of any patent or any other proprietary right of a third party by reason of the use of the PT Rights in the Project. PI shall give PT prompt written notice of the commencement of any such suit, action or proceeding or any claim of infringement against PI and will furnish to PT a copy of each communication relating to the alleged infringement and shall give to PT all authority (including the right to exclusive control of the defense and settlement of any such suit, action or proceeding), information and assistance necessary to defend or settle any such suit, action or proceeding. PT shall keep PI advised as to, and consult with PI from time to time in respect of, all material developments with respect to such suit, action or proceeding or any settlement negotiations in connection therewith. PT shall pay (i) all expenses (including reasonable attorney's fees) incurred in connection with any such suit, action or proceeding and
      (ii) any actual damages and costs finally awarded against the infringing party as the result of any such suit, action or proceeding, or the amount payable in any settlement of any such suit, action or proceeding to the extent either arise from the PT Rights. In no event shall PT be required to pay to PI any indirect, special, incidental or consequential damages as a result of or in connection with any such suit, action or proceeding or the settlement thereof. For purposes of this Clause 6.14(b), PT rights shall include any Project Rights assigned exclusively to PT.

      (c) Unless otherwise agreed by the parties, PI and PT shall jointly defend any suit, action or proceeding brought against either or both of PI or PT, alleging the infringement or misappropriation of any patent or any other proprietary right of a third party by reason of the use of the jointly-owned Project Rights in the Project. If such suit, action or proceeding or any claim of infringement is brought against either PI or PT (the "Named Party"), such Named Party shall give the other party prompt written notice of the commencement of any such suit, action or proceeding or any claim of infringement and will furnish the other party with a copy of each communication relating to the alleged infringement and shall share equally all authority (including the control of the defense and settlement of any such suit, action or proceeding), information and assistance necessary to defend or settle any such suit, action or proceeding. The Named Party shall keep the other party advised as to and consult in respect of all developments with respect to such suit, action or proceeding or any settlement negotiations in connection therewith. The parties shall share equally (i) all expenses (including reasonable attorney's fees) incurred in connection with any such suit, action or proceeding and (ii) any actual damages and costs finally awarded against the infringing party as the result of any such suit, action or proceeding, or the amount payable in any settlement of any such suit, action or proceeding to the extent either arise from the Project Rights. In no event shall either party be required to pay the other any indirect, special, incidental or consequential damages as a result of or in connection with any such suit, action or proceeding or the settlement thereof.

 7.   CONFIDENTIALITY

 7.1. For the purposes of this Clause, "Confidential Information" means all information of a confidential nature disclosed (whether in writing, verbally or any other means and whether directly or indirectly) by one Party ("the Disclosing Party") to the other Party ("the Receiving Party") whether before or after the Effective Date including, without limitation, any information relating to the Disclosing Party's products, operations, processes, plans or intentions, product information, Know How, Intellectual Property, Inventions, trade secrets, market opportunities and business affairs.

 7.2. Subject always to Clause 7.5 during the term of this Agreement and after termination or expiration of this Agreement for any reason whatsoever the Receiving Party shall:

      7.2.1 keep the Confidential Information confidential; and

      7.2.2 not disclose the Confidential Information to any other person other than with the prior written consent of the Disclosing Party or in accordance with Clause 7.5; and

      7.2.3 not use the Confidential Information for any purpose other than the performance of its obligations or the exercise of its rights under this Agreement.

 7.3. During the term of this Agreement the Receiving Party may disclose the Confidential Information to its employees, sub-contractors or agents or others engaged on the Project and to potential licensees in terms of Clause 6.10 (the "Recipient") to the extent that it is necessary for the purposes of effectively carrying on the Project or commercialising Cathepsin S inhibitors developed during the Project.

 7.4. The Receiving Party shall procure that each Recipient is made aware of and complies with all the Receiving Party's obligations of confidentiality under this Agreement and shall obtain the signature of the Recipient to an undertaking covering (a) non-disclosure of confidential information and
      (b) the ownership of


----------

* This portion of the Exhibit has been omitted pursuant to a request for Confidential Treatment under Rule 406 of the Securities Act of 1933, as amended. The Complete Exhibit, including the portions for which confidential treatment has been requested, has been filed separately with the Securities and Exchange Commission.

      rights in Inventions, Intellectual Property and Know How arising from the Project each in terms as if the Recipient were a Party to this Agreement []*

 7.5. The obligations contained in Clauses 7.2 and 7.4 shall not apply to any Confidential Information which:

      7.5.1 is at the Effective Date or at any time after the Effective Date comes into the public domain other than through breach of this Agreement by the Receiving Party or any Recipient; or

      7.5.2 can be shown by the written records of the Receiving Party to have been known by the Receiving Party before disclosure by the Disclosing Party to the Receiving Party; or

      7.5.3 subsequently comes lawfully into the possession of the Receiving Party from a third Party under no obligation of confidence to the Disclosing Party in respect of such Confidential Information.

 7.6. Each Party shall use reasonable endeavours to ensure that no disclosure or publication or dissemination of work done on or in connection with the Project takes place in any manner (whether orally or in writing or otherwise) without the prior written consent of the other Party except as specified in Clauses 7.3 and 7.4.

 8.   ANNOUNCEMENTS

      No public announcement, communication or circular (other than to the extent required by law, The London Stock Exchange Limited or the Panel on Takeovers and Mergers or any other regulatory body in any jurisdiction or by PT or PI for the purpose of raising funds) concerning the transactions referred to in this Agreement shall be made or despatched for so long as this Agreement continues in force by either Party without the prior written consent of the other Party (such consent not to be unreasonably withheld or delayed). The Parties agree that immediately following the execution of this Agreement a press release shall be released concerning the completion of this Agreement along with the major commercial terms and that similar press releases shall be released throughout the term of the project as major milestones are achieved.


----------

* This portion of the Exhibit has been omitted pursuant to a request for Confidential Treatment under Rule 406 of the Securities Act of 1933, as amended. The Complete Exhibit, including the portions for which confidential treatment has been requested, has been filed separately with the Securities and Exchange Commission.

 9.   GENERAL

 9.1. This Agreement constitutes the entire agreement between the Parties relating to the subject matter of this Agreement and supersedes all previous such agreements whether written, oral or in any other form.

 9.2. No variation of this Agreement shall be valid unless it is in writing and signed by or on behalf of each of the Parties.

 9.3. The failure to exercise or delay in exercising a right or remedy under this Agreement shall not constitute a waiver of the right or remedy or a waiver of any other rights or remedies and no single or partial exercise of any right or remedy under this Agreement shall prevent any further exercise of the right or remedy or the exercise of any other right or remedy.

 9.4. Except as expressly provided in this Agreement the rights and remedies contained in this Agreement are cumulative and not exclusive of any rights or remedies provided by law.

 9.5. Any date, time or period referred to in this Agreement is of the essence except only to the extent to which the Parties agree in writing to vary it, in which event the varied date, time or period is of the essence.

 9.6. Nothing in this Agreement shall be construed as creating a partnership between the Parties or as constituting either Party as the agent of the other Party for any purpose whatsoever and neither Party shall have the authority or power to bind the other Party or to contract in the name of or create a liability against the other Party in any way or for any purpose.

 9.7. Neither Party shall assign or transfer or purport to assign or transfer any of its rights or obligations under this Agreement except with the prior written consent of the other Party provided however that either Party may assign any of its rights or obligations under this Agreement to any Affiliate, if the assigning Party guarantees the performance of such Affiliate of the assigned obligations under this Agreement, or to any company with which it may merge or consolidate or to which it may sell all or substantially all of its assets, without obtaining the consent of the other Party.

 9.8. Any notice or other communication under or in connection with this Agreement shall be in writing and shall be delivered personally or sent by first class post pre-paid recorded delivery (and air mail if overseas) or by fax, to the Party due to receive the notice or communication at its address set out in this Agreement or such other address as either Party may specify by notice in writing to the other.

 9.9 This Agreement is governed by, and shall be construed in accordance with, English law. The courts of England shall have exclusive jurisdiction to hear and determine any suit, action or proceedings, and to settle any disputes, which may arise out of or in connection with this Agreement (respectively, "Proceedings" and "Disputes") and, for such purpose, each of the Parties hereby irrevocably submit to the jurisdiction of the courts of England.

 9.10 Each Party irrevocably waives any objection which it might at any time have to the courts of England being nominated as the forum to hear and determine any Proceedings and to settle any Disputes and agrees not to claim that the courts of England are not a convenient or appropriate forum.

 9.11 Each Party shall use its reasonable endeavours to carry out the tasks allocated to it in Schedule 1 hereto. If a Party uses reasonable endeavours to accomplish the tasks allocated to it, such Party's failure to accomplish those tasks shall not be deemed to be a breach of this Agreement.

 9.12 Except for claims arising from the breach of Clauses 7 and 2.9 and the non-competition provisions of Clauses 4.4 and 4.5 of this Agreement, in no event shall either party be required to pay the other party any indirect, special, incidental or consequential damages of any kind as a result of or in connection with any suit, action or proceeding, brought by a party to this Agreement or a third party, or the settlement thereof.

IN WITNESS WHEREOF this Agreement has been executed by the Parties on the date which first appears in this Agreement.

FOR PEPTIDE THERAPEUTICS LIMITED:


/s/ N A Higgins          Signature of Director
------------------------

    N. A. Higgins        Name of Director
------------------------

FOR PEPTIMMUNE INC.:


/s/ Ben R. Bronstein     Signature of Officer
------------------------

    Ben R. Bronstein     Name of Officer
------------------------

    President            Officer Title
------------------------

                                   SCHEDULE 1

                                 Work Programme

[]*

----------

* This portion of the Exhibit has been omitted pursuant to a request for Confidential Treatment under Rule 406 of the Securities Act of 1933, as amended. The Complete Exhibit, including the portions for which confidential treatment has been requested, has been filed separately with the Securities and Exchange Commission.

SCHEDULE 2

                                    Accounts

[]*


----------

* This portion of the Exhibit has been omitted pursuant to a request for Confidential Treatment under Rule 406 of the Securities Act of 1933, as amended. The Complete Exhibit, including the portions for which confidential treatment has been requested, has been filed separately with the Securities and Exchange Commission.